Exhibit 23.1

PAN-CHINA SINGAPORE PAC

天健新加坡会计师事务所有限公司

UEN:201603521D

80 SOUTH BRIDGE ROAD

#04-02 GOLDEN CASTLE BUILDING SINGAPORE 058710

TEL: +65 6438 3524

Consent of Independent Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated June 30, 2025 with respect to the consolidated financial statements of Addentax Group Corp. for the fiscal years ended March 31, 2025 and 2024 included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pan-China Singapore PAC
Pan-China Singapore PAC
Pan-China Singapore PAC, Singapore	Certified Public Accountants

Date: 8 April 2026